Exhibit 10.1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of November 23, 2021, by and between ARE-MA REGION NO. 59, LLC, a Delaware limited liability company (“Landlord”), and INVIVO THERAPEUTICS CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.       Landlord and Tenant are now parties to that certain Lease Agreement dated as of May 28, 2021 (the “Lease”). Pursuant to the Lease, Tenant leases that certain premises commonly known as Suite 14-402 consisting of approximately 5,104 rentable square feet, and Suite 14-103 containing approximately 35 square feet of rent-free storage located on the first floor. Together Suites 14-402 and 14-103 (the “Premises”) are located in that certain building located at One Kendall Square, Building 1400, Cambridge, Massachusetts. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.       The Term of the Lease is scheduled to expire on December 31, 2023.

C.       Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to extend the Term of the Lease through December 31, 2024 (the “First Amendment Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Term. The Term of the Lease is hereby extended through the First Amendment Expiration Date. Tenant’s occupancy of the Premises through the First Amendment Expiration Date shall be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or make any alterations to the Premises. Tenant shall have no right to extend the Term of the Lease beyond the First Amendment Expiration Date.

2.	Base Rent. Tenant shall continue to pay Base Rent as provided under the Lease through December 31, 2023. Commencing on January 1, 2024, Tenant shall pay Base Rent in the amount of $108.00 per rentable square foot of the Premises per year.

3.	Additional Rent. Tenant shall continue to pay all Additional Rent due under the Lease including without limitation Tenant’s Share of Operating Expenses through the First Amendment Expiration Date.

4.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction other than Newmark and Colliers International. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Newmark and Colliers International claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

5.	OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

6.	Miscellaneous.

a.             This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.            This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.             This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.            Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

INVIVO THERAPEUTICS CORPORATION,
a Delaware corporation

By:	/s/ Richard Toselli
Its:	Chief Executive Officer

X I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 59, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Allison Grochola
		Its:	SVP – Real Estate Legal Affairs

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